Exhibit 10.1

MCKESSON CORPORATION
2013 STOCK PLAN

1.	PURPOSE.

This McKesson Corporation 2013 Stock Plan is intended to provide Employees and Directors the opportunity to receive equity-based, long-term incentives so that the Corporation may effectively attract and retain the best available personnel, promote the success of the Corporation by motivating Employees and Directors to superior performance, and align Employee and Director interests with those of the Corporation's stockholders. The Plan was adopted and approved by the Board on May 22, 2013, subject to the approval of the stockholders of the Corporation.

2.	ADMINISTRATION.

(a)	Administration with respect to Outside Directors.

With respect to Awards to Outside Directors, the Plan shall be administered by (A) the Governance Committee of the Board; provided that such committee consists solely of Directors who qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act or (B) the Board, in its discretion. Notwithstanding the foregoing, all Awards made to members of the Governance Committee shall be approved by the Board.

(b)	Administration with respect to Employees.

With respect to Awards to Employees, the Plan shall be administered by (i) the Compensation Committee of the Board; provided that such committee consists solely of Directors who qualify as “outside directors” for purposes of Code section 162(m) and “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act, (ii) the Board in its discretion or (iii) in limited situations, by an officer or officers of the Corporation pursuant to Section 2(c).

(c)	Delegation of Authority.

(i)
The Compensation Committee or the Board in its discretion may delegate to a Director the authority to administer the Plan with respect to Awards made to Employees who are not subject to Section 16 of the Exchange Act.

(ii)
The Compensation Committee or the Board in its discretion may delegate to an officer or officers of the Corporation the authority to administer the Plan with respect to Awards granted to Employees who are not subject to Section 16 of the Exchange Act.

(iii)
Notwithstanding the foregoing, in no event shall an officer of the Corporation be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (A) individuals who are subject to Section 16 of the Exchange Act, (B) Covered Employees with respect to Awards intended to constitute qualified performance-based compensation, within the meaning of Code section 162(m) or (C) officers of the Corporation (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided however, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Code section 162(m) and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(iv)
Any delegation hereunder shall be subject to the restrictions and limits that the Compensation Committee or the Board specifies, and such Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 2(c) shall serve in such capacity at the pleasure of such Administrator.

(d)	Powers of the Administrator.

The Administrator shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. The Administrator shall have the authority in its sole discretion to determine the following, without limitation: (i) the Employees and Directors who shall be granted Awards; (ii) the number of Shares to be subject to each Award; (iii)the vesting or acceleration of Awards; (iv) whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property; (v) whether and to what extent an Award may be canceled, forfeited, or surrendered; (vi) the form of each Award Agreement, which need not be identical for each Participant; (vii) the designation of Options as Incentive Stock Options or Nonstatutory Stock Options; and (viii) all other conditions of Awards to Employees and Directors.

The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, and to interpret, amend or revoke any such rules. The Administrator shall have the full power and authority, in its sole discretion, to supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt subplans applicable to specified Affiliates or locations and to take all actions in connection with the administration of the Plan as it deems necessary or advisable.

The Administrator shall have, subject to the terms and conditions and within the limitations of the Plan, the authority to modify, extend or renew outstanding Awards granted to Employees and Directors under the Plan. Notwithstanding the foregoing, (i) in no event shall the term of any Option or Stock Appreciation Right be modified, extended or renewed to have a duration that goes beyond the original expiration date of such Award and (ii) no modification of an Award shall, without the consent of the Participant, impair the Participant's rights under any Award previously granted under the Plan.

Notwithstanding the foregoing, the Administrator shall have no authority to cash out or otherwise cancel in exchange for consideration any outstanding Options or Stock Appreciation Rights with an exercise price that is in excess of the then Fair Market Value of the underlying Shares. In addition, without the consent of the stockholders of the Corporation, except as provided in Section 15, the Administrator shall have no authority to take any action that would constitute the repricing of any outstanding Options or Stock Appreciation Rights under the Plan, whether by (i) a reduction in the exercise price, (ii) the cancellation of any outstanding Options or Stock Appreciation Rights and the grant in substitution therefor of Options or Stock Appreciation Rights covering the same or different numbers of Shares, (iii) the exchange of any outstanding Options or Stock Appreciation Rights for other Awards or (iv) any other method.

The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final and binding on all persons. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

3.	ELIGIBILITY.

Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors (“Eligible Persons”). Notwithstanding the foregoing, only employees of the Corporation and its Subsidiaries may be granted Incentive Stock Options.

4.	STOCK.

(a)	Share Reserve.

Subject to adjustment as provided in Section 15, the aggregate number of Shares reserved for issuance under the Plan shall be the sum of (i) thirty million (30,000,000) Shares, (ii) the number of Shares reserved but unissued as of the Effective Date under the Corporation's 2005 Stock Plan, as amended and restated effective July 28, 2010 (the “Prior Plan”), and (iii) the number of Shares which become available for reuse following the Effective Date under the Prior Plan; provided that, as of the Effective Date, no further awards shall be made pursuant to the Prior Plan. Such Shares shall be shares of the Corporation's authorized but unissued or reacquired Common Stock bought on the market or otherwise.

(b)	Plan Limitation; Incentive Stock Option Limitation.

Notwithstanding any other provision of Section 4, for any one Share issued in connection with a Full Value Award, three and one-half (3.5) Shares shall no longer be available for issuance in connection with future Awards.

The maximum number of Shares that may be subject to Incentive Stock Options shall be equal to one million (1,000,000).

(c)	Individual Limitations.

A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 15, (i) the maximum aggregate number of Shares that may be subject to Full Value Awards granted to a Participant in any fiscal year of the Corporation is five hundred thousand (500,000) and (ii) the maximum aggregate number of Shares that may be subject to Options or Stock Appreciation Rights granted to a Participant in any fiscal year of the Corporation is one million (1,000,000). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Code section 162(m).

(d)	Reuse of Shares.

If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan at the same rate that such Shares were issued in accordance with Section 4(b). Notwithstanding the foregoing, (i) Shares that are exchanged by a Participant or withheld by the Company or any Subsidiary as full or partial payment in connection with the exercise or settlement of an Option or Stock Appreciation Right under the Plan, including the satisfaction of the tax withholding obligations related to such exercise or settlement of any Option or Stock Appreciation Right, shall not be available for subsequent Awards under the Plan, (ii) notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan, and (iii) Shares repurchased on the open market with the proceeds of an Exercise Price shall not again be made available for issuance under the Plan. In addition, (x) Shares withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to the vesting or settlement of any Full Value Award shall again be available for grants of Awards pursuant to the Plan, (y) to the extent an Award is paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (z) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

5.	OPTIONS.

(a)	Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Eligible Persons to whom, and the time or times at which, grants of Options will be made, the number of Options to be awarded, and all other terms and conditions of the Options. Options granted to Employees and Directors pursuant to the Plan shall be evidenced by Option Agreements in such form as the Administrator shall determine. Options shall be designated as

Incentive Stock Options or Nonstatutory Stock Options and shall be subject to the following terms and conditions:

(b)	Number of Shares.

Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 15.

(c)	Exercise Price.

Each Option shall state the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and which shall be subject to adjustment in accordance with Section 15.

(d)	Method of Payment.

An Option may be exercised, in whole or in part, by giving notice of exercise in the manner prescribed by the Corporation specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Exercise Price in cash or, if acceptable to the Administrator in its sole discretion (i) in Shares already owned by the Participant (including, without limitation, by attestation to the ownership of such Shares), (ii) by the withholding and surrender of Shares subject to the Option, or (iii) by delivery (in a manner prescribed by the Administrator) of an irrevocable direction to a securities broker approved by the Administrator to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes. Payment may also be made in any other form approved by the Administrator, consistent with applicable law, regulations and rules.

(e)	Term and Exercise of Options.

Each Option shall state the time or times when it may become exercisable. No Option shall be exercisable after the expiration of seven years from the date it is granted. In addition, no Option shall provide for a reload of such Option upon its exercise.

(f)	Termination of Employment.

Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Corporation and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Unless otherwise provided in Section 2(d) and the Option Agreement, the Administrator may, in its sole discretion, extend the post-termination exercise period with respect to an Option (but not beyond the original term of such Option).

(g)	Rights as a Stockholder.

A Participant or a permitted transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of issuance of such Shares. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

(h)	Limitations for Incentive Stock Option Awards.

If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries exceeds $100,000, the Options covering Shares in excess of such amount (taking into account the order in which the Options were granted) shall be treated as Nonstatutory Stock Options.

An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan unless the Exercise Price of the Incentive Stock Option is at least 110% of the Fair Market Value of the underlying Shares on the date of grant and the term of the option does not exceed five years. For purposes of this Section 5(h) the stock ownership of an Employee shall be determined pursuant to Code section 424(d).

(i)	Other Terms and Conditions.

The Option Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Option or the conditions under which the Option may be forfeited, as may be determined by the Administrator that are not inconsistent with the Plan. In no event shall any Option under the Plan be granted with a related right to receive dividend equivalents.

6.	STOCK APPRECIATION RIGHTS.

(a)	Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Eligible Persons to whom, and the time or times at which, grants of Stock Appreciation Rights will be made, the number of Stock Appreciation Rights to be awarded, and all other terms and conditions of the Stock Appreciation Rights. Stock Appreciation Rights granted to Employees pursuant to the Plan may be granted alone, in addition to, or in conjunction with, Options. Stock Appreciation Rights shall be evidenced by Stock Appreciation Right Agreements in such form as the Administrator shall determine and shall be subject to the following terms and conditions:

(b)	Number of Shares.

Each Stock Appreciation Right shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 15.

(c)	Calculation of Appreciation: Exercise Price.

The amount payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value (on the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Shares with respect to which the Participant exercised such Stock Appreciation Right on such date, over (ii) the aggregate Exercise Price, which shall not be less than 100% of the Fair Market Value of the Shares subject to such right on the date of grant and which shall be subject to adjustment in accordance with Section 15.

(d)	Term and Exercise of Stock Appreciation Rights.

Each Stock Appreciation Right shall state the time or times when it may become exercisable. No Stock Appreciation Right shall be exercisable after the expiration of seven years from the date it is granted. In addition, no Stock Appreciation Right shall provide for a reload of such Stock Appreciation Right upon its exercise.

(e)	Payment.

The amount to be paid in respect of a Stock Appreciation Right may be paid in Common Stock or in cash, or any combination of the two, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Agreement.

(f)	Termination of Employment.

Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant's employment or service with the Corporation and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Right Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(g)	Rights as a Stockholder.

A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

(h)	Other Terms and Conditions.

The Stock Appreciation Right Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Stock Appreciation Right or the conditions under which the Stock Appreciation Right may be forfeited, as may be determined by the Administrator that are not inconsistent with the Plan. In no event shall any Stock Appreciation Right under the Plan be granted with a related right to receive dividend equivalents.

7.	RESTRICTED STOCK.

(a)	Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Eligible Persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors as the Administrator may determine in its sole discretion.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. A book entry shall be made in the records of the Corporation's transfer agent for each Participant receiving a Restricted Stock Award. Alternatively, such Participant shall be issued a stock certificate in respect of such shares of Restricted Stock. If a certificate is issued, it shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Corporation a “stock assignment separate from certificate” relating to the stock covered by such Award.

(b)	Restrictions and Conditions.

The shares of each Restricted Stock Award shall be subject to the following restrictions and conditions:

(i)
During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii)
Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 4, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii)	The Administrator shall specify the conditions under which shares of Restricted Stock may be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv)
If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, an appropriate book entry recording the Participant's interest in unrestricted Shares shall be entered on the records of the Corporation's transfer agent or, if appropriate, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.

8.	RESTRICTED STOCK UNITS.

(a)	Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Eligible Persons to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors as the Administrator may determine in its sole discretion.

The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. No book entry shall be made in the records of the Corporation's transfer agent for a Participant receiving a Restricted Stock Unit Award, nor shall such Participant be issued a stock certificate in respect of such Restricted Stock Units, and the Participant shall have no right to or interest in shares of Common Stock of the Corporation as a result of the grant of Restricted Stock Units.

(b)	Restrictions and Conditions.

Each Restricted Stock Unit Award shall be subject to the following restrictions and conditions:

(i)
At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate. The Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii)
Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. In the discretion of the Administrator, such dividend equivalents may be credited on behalf of the Participant to a book account denominated in cash (in a manner prescribed by the Administrator and in compliance with Code section 409A) or converted into additional Restricted Stock Units by dividing (A) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units credited as of the record date for such dividend by (B) the Fair Market Value per Share on the payment date for such dividend. In the discretion of the Administrator, any dividend equivalents denominated in cash may be credited with interest at a rate determined by the Administrator in its discretion. Any additional Restricted Stock Units credited by reason of such dividend equivalents shall be subject to the same terms and conditions that apply to the underlying Restricted Stock Unit Award to which they relate.

(iii)	The Administrator shall specify the conditions under which Restricted Stock Units may be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.

9.	OUTSIDE DIRECTOR AWARDS.

Each Outside Director may be granted a Restricted Stock Unit Award on the date of each annual meeting of stockholders for up to 5,000 Shares, as determined by the Board. Such limitation is subject to adjustment as provided in Section 15. Each Restricted Stock Unit Award shall be fully vested on the date of grant and shall be settled in Shares on the grant date; provided, however, that if the Corporation determines that the Outside Director will not satisfy the stock ownership guidelines then in effect for Outside Directors on the last day of the deferral election period applicable to such Award under Code section 409A, the delivery of the underlying Shares shall be automatically deferred until such time as the Director incurs a Separation from Service, and subject to any other terms and conditions prescribed by the Administrator and in compliance with Code section 409A (the “Automatic Deferral Requirement”). Dividend equivalents may be credited in respect of Restricted Stock Units, subject to the Automatic Deferral Requirement, as the Administrator deems appropriate. Such dividend equivalents may be credited on behalf of the Participant to a book account denominated in cash (in a manner prescribed by the Administrator and in compliance with Code section 409A) or converted into additional Restricted Stock Units by dividing (a) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units credited as of the record date for such dividend by (b) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents shall be subject to the same terms and conditions that apply to the underlying Restricted Stock Unit Award to which they relate. Other terms and conditions of the Restricted Stock Unit Awards granted to Outside Directors shall be determined by the Administrator subject to the provisions of Section 9 and the Plan.

10.	PERFORMANCE SHARES.

(a)	Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Shares.

The terms of Performance Shares shall be set forth in a Performance Share Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. No book entry shall be made in the records of the Corporation's transfer agent for a Participant receiving a Performance Share Award nor shall certificate for shares of Common Stock be issued at the time the grant is made, and the Participant shall have no right to or interest in shares of Common Stock of the Corporation as a result of the grant of Performance Shares.

(b)	Restrictions and Conditions.

Each Performance Share Award shall be subject to the following restrictions and conditions: The Administrator may condition the grant of Performance Shares upon the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors as the Administrator may determine, in its sole discretion or the Administrator may, at the time of grant of a Performance Share Award, set performance objectives in its discretion which, depending on the extent to which they are met, shall determine the number of Performance Shares that shall be paid out to the Participant. In either case, the time period during which the performance objectives must be met is called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares shall be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved, and which shares may be subject to additional vesting. To the extent that any dividend equivalents are credited to a Participant in respect of Performance Shares (either in the discretion of the Administrator to a book account denominated in cash (in a manner prescribed by the Administrator and in compliance with Code section 409A) or converted into additional Performance Shares by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Performance Shares credited as of the record date for such dividend by (ii) the Fair Market Value per Share on the payment date for such dividend), any additional Performance Shares or cash-denominated dividend equivalents credited shall be subject to the same terms and conditions that apply to the underlying Performance Share Award to which they relate. In the discretion of the Administrator, any dividend equivalents denominated in cash may be credited with interest at a rate determined by the Administrator in its discretion. Except as required under Code section 162(m), after the grant of Performance Shares the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Shares.

11.	OTHER SHARE-BASED AWARDS.

(a)	Grants.

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Other Share-Based Awards may include (without limitation) the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Common Stock or the grant of securities convertible into Common Stock.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Eligible Persons to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion.

In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, that no dividends or dividend equivalents may be paid or accrued during a performance period. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.

(b)	Termination of Employment.

The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee's employment or the Director's service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant's termination of employment or service with the Corporation or a Change in Control, with such provisions to take account of the specific nature and purpose of the Award.

12.	PERFORMANCE OBJECTIVES.

The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives, if any, for each Award granted to a Covered Employee shall be established by the Administrator not later than the latest date permissible under Code section 162(m). To the extent that such Awards are granted to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Corporation or one or more operating units or groups, as the Compensation Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on investment; return on capital; return on committed capital; return on invested capital; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; stock price; customer satisfaction; employee satisfaction; total shareholder return; average invested capital; credit rating; gross margin; improvement in workforce diversity; operating expenses; operating expenses as a percentage of revenue; and succession plan development and implementation. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other corporations, may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants.

Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. The Administrator shall specify the manner of adjustment of any performance objective to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Administrator, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

13.	CHANGE IN CONTROL.

(a)The occurrence of a Change in Control shall not alone result in the accelerated vesting and exercisability of an Award unless otherwise provided in an Award agreement; provided, that an Award agreement may provide for full vesting and exercisability in the event of a qualifying termination of service with the Corporation (or a successor thereto) that occurs in connection with a Change in Control.

(b)A “Change in Control” of the Corporation shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

(i)
Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Corporation or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Corporation or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a Corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities, excluding any person who becomes a beneficial owner in connection with a transaction described in clauses (A) or (B) of subparagraph (iii) below, and excluding from the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates; or

(ii)
The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date the Plan was originally adopted by the Board or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
There is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Corporation's then outstanding securities; or

(iv)
The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets immediately following which the voting securities of the Corporation outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power of the voting securities of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately prior to such transaction or series of transactions.

14.	AWARDS NOT TRANSFERABLE.

An Option or Stock Appreciation Right shall, during a Participant's lifetime, be exercisable only by the Participant, and no Award shall be transferable by Participant by operation of law or otherwise, other than by will, the laws of descent and distribution and in no event shall an Award be transferrable by the Participant for consideration. Notwithstanding the generality of the foregoing: (i) unless otherwise determined by the Administrator, a Participant may designate a beneficiary to succeed, after the Participant's death, to all of the Participant's Awards outstanding on the date of death; (ii) an Award (other than an Incentive Stock Option) may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant who is a senior executive officer recommended by the Chief Executive Officer and approved by the Administrator may voluntarily transfer any Award (other than an Incentive Stock Option) to a Family Member as a gift or through a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity and no other consideration. No transfer of an Award shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of an Award or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Corporation at its election may terminate the affected Award by notice to the Participant and the Award shall thereupon become null and void.

15.	RECAPITALIZATION.

In the event that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares which may thereafter be issued in connection with respect to Awards pursuant to the Plan, (ii) the number and kind of shares or other property, including cash, issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the limitations set forth in Sections 3, 4 and 9; provided that with respect to Incentive Stock Options such adjustment shall be made in accordance with Code section 424, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Code section 409A to fail to comply with the requirements of such section.

16.	TERM OF PLAN.

Awards may be granted pursuant to the Plan until May 22, 2023, unless the Plan is earlier terminated by the Board.

17.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

(a)	Securities Law.

No Shares shall be issued pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfected an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of federal, state, local or foreign securities or other law, rule or regulation has been satisfied. Without limiting the foregoing, the Corporation shall have no obligation to issue or deliver Shares or other benefits subject to Awards granted under the Plan prior to (x) obtaining any approvals from government agencies that the Corporation determines are necessary or advisable, and (y) completion of any registration or other qualification with respect to the Shares under applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Corporation determines is necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Corporation to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Corporation may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants.

(b)	No Employment Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or an Affiliate or to remain in service as a Director. The Corporation and its Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director's membership on the Board for cause in accordance with the Corporation's Certificate of Incorporation.

(c)	Stockholders' Rights.

Except as otherwise provided in the Plan, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to an appropriate book entry recording the Participant's interest in Shares being entered on the records of the Corporation's transfer agent or, if appropriate, the issuance of a stock certificate for such

Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such book entry is made or such certificate is issued.

18.	AWARDS IN FOREIGN COUNTRIES.

The Administrator shall have the authority to adopt such modifications, rules, procedures and subplans as may be necessary or desirable to facilitate compliance with the provisions of the laws and procedures of foreign countries in which the Corporation or its Affiliates may operate, for the purposes of taking advantage of tax favorable treatment and to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

19.	BENEFICIARY DESIGNATION.

Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant's or Beneficiary's death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution shall be made to the Participant's spouse, or if none, the Participant's children in equal shares, or if none, to the residuary beneficiary under the terms of the Participant's or Beneficiary's last will and testament or, in the absence of a last will and testament, to the Participant's or Beneficiary's estate as Beneficiary. Notwithstanding the foregoing, the Administrator may prescribe specific methods, restrictions on or eliminate beneficiary designations made by Participants or Beneficiaries located outside of the United States.

20.	AMENDMENT OF THE PLAN.

The Board may, at any time, suspend or terminate the Plan and the Board or Compensation Committee may revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority granted pursuant to the Plan, which discretion may be exercised without amendment to the Plan. No amendment hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

21.	RECOUPMENT.

Awards are subject to the Corporation's Compensation Recoupment Policy, as amended from time to time, which is hereby incorporated by reference into this Plan.

22.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Corporation.

23.	APPROVAL OF STOCKHOLDERS.

This Plan and any amendments requiring stockholder approval shall be subject to approval by the affirmative vote of the stockholders. Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

24.	PAPERLESS ADMINISTRATION.

In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

25.	GOVERNING LAW.

The law of the State of Delaware shall govern all question concerning the construction, validity and interpretation of the Plan, without regard to the state's conflict of laws rules.

26.	INTERPRETATION.

The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act, Code section 162(m) and Code section 409A, to the extent subject thereto, as well as the guidance promulgated under such provisions, and all provisions hereof shall be construed in a manner to so comply. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code section 409A, the Participant shall not be considered to have terminated employment with the Corporation for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a Separation from Service within the meaning of Code section 409A. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six months following the Participant's Separation from Service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan which constitutes deferred compensation subject to Code section 409A shall be construed as a separate identified payment for purposes of Code section 409A. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Code section 409A, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code section 409A(a)(2)(A)(v) shall also be deemed to have occurred under Code section 409A.

27.	WITHHOLDING TAXES.

(a)	General.

To the extent required by applicable law, the recipient of any payment or distribution under the Plan shall make arrangements acceptable to the Corporation for the satisfaction of any required income tax, social insurance, payroll tax or other tax related to withholding obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

(b)	Withholding of Shares.

The Administrator may permit a Participant who exercises an Option or Stock Appreciation Right, who vests in another Award or who receives Shares in settlement of another Award to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold from the Shares that otherwise would be issued to him or her under such Awards shares of Common Stock having a value equal to or less than the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. No fractional Shares shall be withheld but the number of Shares withheld shall be rounded down to the nearest whole Share. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Administrator, shall be subject to such additional restrictions as the Administrator may impose.

28.	DEFINITIONS.

(a)“Administrator” means either of the Committees appointed to administer the Plan, the Board in its discretion or, if applicable, an officer of the Corporation appointed to administer the Plan in accordance with Section 2(c).

(b)“Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation.

(c)“Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.

(d)“Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 19.

(e)“Board” means the Board of Directors of the Corporation.

(f)“Code” means the Internal Revenue Code of 1986, as amended.

(g)“Committee” means the Compensation Committee of the Board (the “Compensation Committee”) or the Committee on Directors and Corporate Governance of the Board (the “Governance Committee”), or both, as applicable.

(h)“Common Stock” means the $0.01 par value common stock of the Corporation.

(i)“Corporation” means McKesson Corporation, a Delaware corporation.

(j)“Covered Employee” shall have the meaning provided under Code section 162(m).

(k)“Director” means a member of the Board.

(l)“Effective Date” means the date on which the Plan was approved by the Corporation's stockholders, which is July 31, 2013.

(m)“Employee” means an individual employed by the Corporation or an Affiliate (within the meaning of Code section 3401 and the regulations thereunder).

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)“Exercise Price” means the price per Share at which an Option or Stock Appreciation Right may be exercised.

(p)“Fair Market Value” of a Share as of a specified date means

(i)
if the Common Stock is listed or admitted to trading on any stock exchange, the closing price on such date as reported by such stock exchange (for example, on its official web site, such as www.nyse.com), or if there is no trading of Common Stock on such date, such closing price on the next preceding date on which there was trading in such shares, or

(ii)
if the Common Stock is not listed or admitted to trading on a stock exchange, the mean between the lowest reported bid price and highest reported asked price of the Common Stock on such date in the over-the-counter market, as reported by such over-the-counter market (for example, on its official web site, such as www.otcbb.com), or if no official report exists, as reported by any publication of general circulation selected by the Corporation which regularly reports the market price of the Shares in such market, or

(iii)
if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee with respect to such date.

(q)“Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(e) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Committee may designate any other person(s) or entity(ies) as a “Family Member.”

(r)“Full Value Award” means an Award other than an Option or a Stock Appreciation Right.

(s)	“Incentive Stock Option” means an Option described in Code section 422(b).

(t)“Nonstatutory Stock Option” means an Option not described in Code section 422(b).

(u)“Option” means an option to purchase shares of Common Stock granted pursuant to Section 5. “Option Agreement” means the agreement between the Corporation and the Participant which contains the terms and conditions pertaining to the Option.

(v)“Other Share-Based Award” means an Award granted pursuant to Section 11. “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.

(w)“Outside Director” means a Director who is not an Employee.

(x)“Participant” means an Employee or Director who has received an Award.

(y)“Performance Shares” means an Award granted pursuant to Section 10. “Performance Share Agreement” means the agreement between the Corporation and the recipient of the Performance Shares which contains the terms and conditions pertaining to the Performance Shares.

(z)“Plan” means this McKesson Corporation 2013 Stock Plan.

(aa)“Restricted Stock” means a share of Common Stock which is granted pursuant to Section 7. “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of the Restricted Stock which contains the terms, conditions and restrictions pertaining to the Restricted Stock.

(ab)“Restricted Stock Unit” means an Award granted pursuant to Section 8. “Restricted Stock Unit Agreement” means the agreement between the Corporation and the recipient of the Restricted Stock Unit Award which contains the terms and conditions pertaining to the Restricted Stock Unit Award.

(ac)“Separation from Service” means termination of services with the Corporation. For purposes of this definition, “the Corporation” shall be “the employer,” within the meaning of Code section 409A. A Participant shall be deemed to have had a Separation from Service if the Participant's service with the Corporation is reduced to an annual rate that is equal to or less than twenty percent of the services rendered, on average, during the immediately preceding three years of service with the Corporation (or if providing service to the Corporation for less than three years, such lesser period).

(ad)“Share” means one share of Common Stock, adjusted in accordance with Section 15 (if applicable).

(ae)“Stock Appreciation Right” means a right granted pursuant to Section 6. “Stock Appreciation Right Agreement” means the agreement between the Corporation and the recipient of the Stock Appreciation Right which contains the terms and conditions pertaining to the Stock Appreciation Right.

(af)“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.	EXECUTION.

The Plan was adopted and approved by the Board on May 22, 2013, subject to the approval of the stockholders of the Corporation.

McKESSON CORPORATION

By:	/s/ Jorge Figueredo
Name:	Jorge Figueredo
Title:	Executive Vice President, Human Resources